UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 30, 2015

SEAL123, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

As previously disclosed in a Current Report on Form 8-K filed by Seal123, Inc. (formerly known as The Wet Seal, Inc.) (the “Company”) on January 16, 2015 and in subsequent Current Reports on Form 8-K filed by the Company thereafter, on January 15, 2015, the Company and its three subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being administered under the caption “In re Seal123, Inc., et al.”, Case Nos. 15-10081-10084.

On October 30, 2015, the Bankruptcy Court entered an order (the “Confirmation Order”), attached hereto as Exhibit 99.1, confirming the First Amended Joint Plan of Liquidation of Seal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors (the “Plan”), which was filed with the Bankruptcy Court on September 8, 2015. A copy of the confirmed Plan is attached as Exhibit A to the Confirmation Order. The Plan is presently anticipated to become effective on or around December 31, 2015.

Summary of the Material Features of the Plan

The following is a summary of the material features of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Plan provides for the creation of a liquidation trust (the “Liquidation Trust”) that will administer and liquidate all remaining property of the Debtors (the “Liquidation Trust Assets”), after the payment of certain fees and expenses as described more fully in the Plan. The Liquidation Trust shall hold and distribute the Liquidation Trust Assets in accordance with the provisions of the Plan. On the effective date of the Plan, among other things, (i) all of the Company’s existing equity securities, including its existing common stock, will be cancelled (with no payments being made in respect thereof) and the Company will be dissolved automatically pursuant to the terms of the Plan, (ii) the Company will file a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish the Company’s corporate existence with the State of Delaware, and (iii) the Company will file a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission to terminate the registration of its securities under Section 12(g) of Securities Exchange Act of 1934, as amended.

Share Information

Prior to the confirmation of the Plan, 84,358,776 shares of the Class A common stock, $0.10 par value per share, of the Company were issued and outstanding. There are no shares outstanding of the Company’s Class B common stock, par value $0.10 per share, or any preferred stock of the Company. No shares of common stock of the Company are reserved for future issuance in respect of claims and interests filed and allowed under the Plan or otherwise. As of the effective date of the Plan, all equity interests in the Company will be cancelled and will have no value.

Assets of the Debtors

The Debtors’ principal assets primarily consist of cash and cash equivalents and various claims and causes of action. After accounting for various fees and expenses, the Debtors estimate a range of cash available for distributions by the Liquidation Trust of approximately $5 million to $6 million. These ranges do not take into account any additional potential recoveries with respect to the various claims or causes of action that the Liquidation Trust may pursue in the future.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Forward-looking statements may be identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company’s control. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The Company does not expect to be able to distribute any proceeds to the Company’s stockholders and therefore believes that the shares of its common stock are worthless.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Exhibit Index appearing after the signature page to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAL123, INC. (Registrant)

Date: November 4, 2015	By:	/s/ Bill Langsdorf
	Name:	Bill Langsdorf
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Findings of Fact, Conclusions of Law, and Order Confirming First Amended Joint Plan of Liquidation of Seal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors.